Exhibit 5.1

April 28, 2010

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201

Re: 2010 Incentive Plan

Ladies and Gentlemen:

        As Vice President and Corporate Secretary of W.W. Grainger, Inc., an Illinois corporation (the “Company”), I refer to a Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) on or about the date of this letter to register 5,900,000 shares of common stock, par value $0.50 each, of the Company (the “Shares”), which may from time to time be offered and sold by the Company in connection with the 2010 Incentive Plan (the “Plan”).

        In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the corporate records of the Company, including its Restated Articles of Incorporation and By-Laws, and such other documents (including the Plan and the Registration Statement) as I have deemed relevant or necessary as the basis for the opinion as hereinafter set forth.  I have also reviewed originals or copies, certified or otherwise identified to my satisfaction, of such corporate and other records, documents, certificates and other papers, including certificates of public officials, as I have deemed necessary to render this opinion.

        Based upon and subject to the foregoing, it is my opinion that the Shares delivered under the Plan will have been duly authorized and, when consideration therefor shall have been received and when delivered pursuant to and in accordance with the Plan, the Shares so delivered will have been validly issued and be fully paid and non-assessable.

        I hereby consent to the use of my name in the Registration Statement and to the inclusion of this opinion as an exhibit thereto.  By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

Cristen L. Kogl
Vice President and
Corporate Secretary